EXHIBIT (14)

POWERS OF ATTORNEY

POWER OF ATTORNEY

WITH RESPECT TO

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

SEPARATE ACCOUNTS

Know all men by these presents that Charles T. Boswell, whose signature appears below, constitutes and appoints Craig D. Vermie and Brenda K. Clancy, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Separate Accounts of Western Reserve Life Assurance Co. of Ohio, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.

/s/ CHARLES T. BOSWELL
Charles T. Boswell Director and Chief Executive Officer Western Reserve Life Assurance Co. of Ohio

January 26, 2006

Date

POWER OF ATTORNEY

WITH RESPECT TO

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

SEPARATE ACCOUNTS

Know all men by these presents that Timmy L. Stonehocker, whose signature appears below, constitutes and appoints Craig D. Vermie and Brenda K. Clancy, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Separate Accounts of Western Reserve Life Assurance Co. of Ohio, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute, may do or cause to be done by virtue hereof.

/s/ TIMMY L. STONEHOCKER
Timmy L. Stonehocker Director and Chairman of the Board Western Reserve Life Assurance Co. of Ohio

January 26, 2006

Date